UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): April 23, 2007
EMMIS COMMUNICATIONS
CORPORATION
(Exact name of registrant as specified in its charter)
INDIANA
(State of incorporation or organization)
0-23264
(Commission file number)
35-1542018
(I.R.S. Employer
Identification No.)
ONE EMMIS PLAZA
40 MONUMENT CIRCLE
SUITE 700
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)
(317) 266-0100
(Registrant’s Telephone Number,
Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
     On April 23, 2007, the Compensation Committee of our Board of Directors adopted a new bonus plan for the fiscal year ending February 28, 2008. The Committee established a corporate incentive plan for the fiscal year which will measure for each executive officer a target bonus and a performance goal so that an executive officer’s target bonus will be based on specified station operating income goals and the remainder will be based on individual performance (subject to a threshold station operating income level that must be met for any bonuses to be awarded). A percentage of the target bonus will then be earned depending upon the extent to which the applicable division of the company meets or exceeds the specified operating income targets and depending upon the Committee’s assessment of the performance of the executive during the year. At the end of the fiscal year, the Company will determine what percent of its domestic radio station operating income target, its publishing operating income target, its international radio station operating income target, and of its total Company station operating income target were achieved. Based on these results, the Committee will make the actual bonus awards. Bonuses will be awarded in cash, stock or both in a proportion to be determined by the Committee.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits
          EXHIBIT #     DESCRIPTION
Signatures.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION
Date: April 25, 2007	By:	/s/ J. Scott Enright
J. Scott Enright, Senior Vice President,
Associate General Counsel and Secretary

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